Exhibit 99.1

Pelican Acquisition II Corporation Announces Separate Trading of its Ordinary Shares and Rights

NEW YORK, Aug. 10, 2026 (GLOBE NEWSWIRE) – Pelican Acquisition II Corporation (Nasdaq: PLCIU) (the “Company”), a Cayman Islands exempted company, announced that holders of the Company’s units sold in its initial public offering may elect to separately trade the ordinary shares and rights included in the units, commencing on or about August 12, 2026.

Any units not separated will continue to trade on the Nasdaq Capital Market under the symbol “PLCIU” and the separated ordinary shares and rights are expected to trade under the symbols “PLCI” and “PLCIR,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

Each unit consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pelican Acquisition II Corporation

Pelican Acquisition II Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Robert Labbe

Pelican Acquisition II Corporation

Chief Executive Officer

(212) 574-4425